EXHIBIT 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Agrium Inc.
We consent to the use of:
•	our Report of Independent Registered Public Accounting Firm dated February 25, 2010 on the consolidated balance sheets of Agrium Inc. as at December 31, 2009 and 2008, and the consolidated statements of operations, cash flows and comprehensive income and shareholders’ equity for each of the years in the three-year period ended December 31, 2009;

•	our Report of Independent Registered Public Accounting Firm dated February 25, 2010 on the effectiveness of internal control over financial reporting as of December 31, 2009;

•	our Comments by Auditors for US Readers on Canada—U.S. Reporting Differences, dated February 25, 2010; and

•	our Report of Independent Registered Public Accounting Firm dated February 25, 2010 on the supplemental information entitled “Reconciliation with United States Generally Accepted Accounting Principles for the years ended December 31, 2009, 2008 and 2007” of Agrium Inc., each of which is incorporated by reference in this Registration Statement on Form F-10 from the annual report on Form 40-F of Agrium Inc. for the fiscal year ended December 31, 2009.
We also consent to the reference to our firm under the heading “Experts” in the prospectus contained in this Registration Statement on Form F-10.

/s/ KPMG LLP
Chartered Accountants Calgary, Canada November 12, 2010
KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity
KPMG Canada provides services to KPMG LLP